UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2013

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(c) On July 31, 2013, the Boards of Directors of Center Bancorp, Inc. (“Center”) and its Union Center National Bank (the “Bank”) subsidiary appointed Francis R. Patryn to the positions of Vice President, Treasurer and Chief Financial Officer of Center and the Bank, effective immediately. Mr. Patryn, age 64, was previously appointed to the role of interim Chief Financial Officer on May 2, 2013.

Prior to serving as interim Chief Financial Officer, Mr. Patryn served as the bank’s chief financial controller for approximately 15 years.

Item 7.01 Regulation FD Disclosure.

On July 31, 2013, Howard Kent, a director of Center and the Bank, was elected as the new Chairman of the Board of the Bank, effective immediately.

Mr. Kent will succeed Alexander Bol as the Chairman of the Board of the Bank. Mr. Bol, who has been a director since 1994 and has served as Chairman of the Board of both the Bank and Center for the past 12 years, will continue to serve as the Chairman of the Board of Center.

Item 9.01. Financial Statements and Exhibits.

(f) Exhibits

Exhibit 99.1 – Press release, dated July 31, 2013

Except as set forth in the immediately following paragraph, all of the information in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

The sole portion of Exhibit 99.1 that is being “filed” is the portion of Exhibit 99.1 relating to Francis R. Patryn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Joseph D. Gangemi

Name:	Joseph D. Gangemi
Title:	VP and Corporate Secretary

Dated: July 31, 2013

EXHIBIT INDEX

Exhibit 99.1 – Press release, dated July 31, 2013.